CANDIE'S, INC.
                            2975 Westchester Avenue
                               Purchase, NY 10577

                               September 30, 1996

Redwood Shoe Corp.
8F. 137 Hua Mei West St.
SEC. 1, Taichung, Taiwan

Attention: Mr. Howard Kwan, President

          Re: Payment of Outstanding Indebtedness

Gentlemen:

     Reference is made to that certain letter agreement dated as of April 3, 1996 (the "Original Agreement") between you (the "Vendor") and Candie's, Inc. (the "Company") relating to the payment and satisfaction of the Indebtedness by the Company.

     This will confirm that on or about March 7, 1996 the parties hereto originally reached an agreement in principal to issue to the Vendor the Shares and the Option in full satisfaction of the Indebtedness.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Vendor and Company hereby agree as follows:

     1. The Original Agreement is hereby amended to delete in its entirety the last sentence of Paragraph 7 of the Original Agreement that provided that the release by the Vendor of Releasees would not become effective until the earlier of (i) the date the Registration Statement is declared effective by the SEC,
(ii) the date the Vendor has disposed of all of the Shares, or (iii) the date the Vendor receives an opinion of counsel, reasonably acceptable to it, that the Shares may be publicly sold pursuant to Rule 144(k) promulgated under the Act.

     2. The Company will issue to the Vendor an additional 200,000 shares of Common Stock (the "Additional Shares") if the Registration Statement is not declared effective by the SEC within the later of the following dates (the later such date being sometimes hereinafter referred to as the "Measurement Date") (i) thirty (30) days after the date of this Agreement or (ii) forty-five (45) days after the date of this Agreement if (a) the SEC gives the Company any additional comments as a result of its review of the Company's Form 10-QSB for the quarter ended



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July 31, 1996 or any amendment to the Registration Statement or any Form 10-QSB or 10-KSB of the Company, or amendment thereto, incorporated by reference into the Registration Statement and filed after the date of this Agreement and (b) the SEC's additional comments are not resolved to the satisfaction of the SEC within the thirty (30) day period set forth above.

     3. The certificate representing the Additional Shares, if any, issued pursuant to this Agreement, shall be issued the name of the Vendor and delivered to the Vendor at the Vendor's address set forth above or such other address as the Vendor shall designate, within 20 days of the Measurement Date provided that promptly after the Measurement Date the Vendor provides the Company with an executed certificate in the form attached hereto as Exhibit A.

     4. The Company will file a registration statement covering any Additional Shares issued pursuant to this Agreement (the "Additional Registration Statement") with the SEC under the Act within 90 days from the date of issuance of the Additional Shares and shall use its reasonable efforts to cause such Additional Registration Statement to become effective under the Act as soon as practicable thereafter and shall maintain the effectiveness of the Additional Registration Statement until the earlier of (i) the date that all of the Additional Shares have been sold by the Vendor (ii) eighteen (18) months from the date the Additional Registration Statement is declared effective by the SEC, or (iii) the date that all of the holders of Additional Shares receive an opinion of counsel reasonably satisfactory to the Company and the Vendor or its counsel that the Additional Shares may be sold under the provisions of Rule 144(k) promulgated under the Act (or any successor provision), so as to permit the public offer and sale of the Additional Shares.

     In connection with the filing of the Additional Registration Statement the Company shall:

          a. furnish to the holders of Additional Shares such number of copies of a final prospectus, in conformity with the requirements of the Act as such holders may reasonably request;

          b. use its reasonable efforts to register or qualify the Additional Shares covered by such Additional Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as the holders of Additional Shares shall reasonably request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any

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     jurisdiction in which it is not then qualified or to file any general consent to service of process): and

          c. promptly notify in writing the holders of Additional Shares of the happening of any event, during the period of distribution, as a result of which the Additional Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the holders shall promptly take action to cease any offers of the Additional Shares until receipt and distribution of such revised or supplemental prospectuses).

          d. all expenses incurred in complying with Section 4 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and expenses (including attorneys' fees) of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 4(b), except to the extent required to be paid by participating selling security holders by state securities or blue sky laws, shall be paid by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter or broker or any fees or disbursements of counsel or any advisor for the holders of Additional Shares in respect of the Additional Shares sold by the holders. The Company shall not be required to undergo any special audit in connection with any registration hereunder.

     5. The Company's obligations under Section 4 of this Agreement are expressly conditioned upon the holders of Additional Shares furnishing to the Company in writing such information concerning the holders and the holders' controlling persons and the terms of the holders' proposed offering of Additional Shares as the Company shall reasonably request for inclusion in the Additional Registration Statement.

     6. In the event that the SEC or any stockholder of the Company or any creditor of the Company (other than the Vendor), brings a claim or commences an action or arbitration against the Vendor or its current partners (i.e. Mark Tucker, Howard Kwan, Buck Tsai and Dale Lin (collectively, the "Partners") based upon the execution of this Agreement by the Vendor or arising from or based upon the consummation of the transactions contemplated hereby (a "Claim"), the Company and Neil Cole, shall jointly and severally indemnify and hold harmless the Vendor and the Partners against any and all losses, claims, damages, expenses (including reasonable counsel fees), liabilities or actions arising out of or based upon a Claim. The Company and Neil Cole shall be

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jointly and severally responsible for all costs of the defense of a Claim but shall be entitled to assume such defense (including the employment of counsel reasonably satisfactory to the Company).

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement. Except as set forth herein all other provisions of the Original Agreement remain unchanged.

     If you agree to the foregoing modification of the Original Agreement please sign a copy of this letter, which may be executed in counterpart, whereupon it will become a binding agreement between the parties.

                                                  Very truly yours,

                                                  CANDIE'S, INC.

                                                  By:/s/ Neil Cole
                                                     ---------------------------
                                                  Name:
                                                  Title: CEO

AGREED TO AND ACCEPTED:

REDWOOD SHOE CORP.

By: /s/ Howard Kwan
    -------------------------------
    Name: Howard Kwan
    Title :President

AGREED TO AND ACCEPTED AS TO THE
INDEMNIFICATION PROVISIONS
CONTAINED IN PARAGRAPH 6 OF THIS
AGREEMENT:

/s/ Neil Cole
-----------------------------------
Neil Cole, individually

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